Exhibit 99.1

Aurinia Pharmaceuticals Reports Financial Results for the Three and Nine Months Ended September 30, 2025 and Provides Update on Recent Business Progress
Third Quarter 2025 LUPKYNIS Sales Grew 27%
LUPKYNIS Sales Guidance for 2025 Raised to $265 Million to $270 Million
Aritinercept Advances Toward Clinical Studies in Two Autoimmune Diseases
ROCKVILLE, Maryland and EDMONTON, Alberta – November 4, 2025 – Aurinia Pharmaceuticals Inc. (NASDAQ: AUPH) today announced financial results for the three and nine months ended September 30, 2025, and provided an update on recent business progress.

Financial Results
•Total Revenue: For the three and nine months ended September 30, 2025, total revenue was $73.5 million and $205.9 million, up 8% and 17%, respectively, from $67.8 million and $175.3 million, respectively, for the same periods of 2024.
–Net Product Sales: For the three and nine months ended September 30, 2025, net product sales of LUPKYNIS, the first FDA-approved oral therapy for the treatment of adult patients with active lupus nephritis, were $70.6 million and $197.2 million, up 27% and 24%, respectively, from $55.5 million and $158.6 million, respectively, for the same periods of 2024.
–License, Collaboration and Royalty Revenue: For the three and nine months ended September 30, 2025, license, collaboration and royalty revenue, which includes manufacturing services revenue from Aurinia’s collaboration partner, Otsuka, was $2.8 million and $8.8 million, respectively, compared to $12.3 million and $16.7 million, respectively, in the same periods of 2024. The 2024 periods included a milestone payment of $10.0 million associated with LUPKYNIS regulatory approval in Japan.
•Net Income: For the three and nine months ended September 30, 2025, net income was $31.6 million and $76.4 million, up 119% and 1677%, respectively, compared to $14.4 million and $4.3 million, respectively, for the same periods of 2024.
•Diluted Earnings per Share: For the three and nine months ended September 30, 2025, diluted earnings per share was $0.23 and $0.55, up 130% and 1733%, respectively, compared to $0.10 and $0.03, respectively, for the same periods of 2024.
•Cash Flows from Operating Activities: For the three and nine months ended September 30, 2025, cash flows from operating activities were $44.5 million and $90.0 million, up 162% and 529%, respectively, compared to $17.0 million and $14.3 million, respectively, for the same periods of 2024.
Cash Position
As of September 30, 2025, Aurinia had cash, cash equivalents, restricted cash and investments of $351.8 million, compared to $358.5 million at December 31, 2024. For the nine months ended September 30, 2025, the Company repurchased 12.2 million of its common shares for $98.2 million.
Full Year 2025 Total Revenue and Net Product Sales Guidance
For 2025, Aurinia is increasing total revenue guidance from a range of $260 million to $270 million to a range of $275 million to $280 million and net product sales guidance from a range of $250 million to $260 million to a range of $265 million to $270 million.

“LUPKYNIS sales experienced continued momentum following last year’s update to the American College of Rheumatology lupus nephritis treatment guidelines, which recommend the incorporation of drugs like LUPKYNIS into first-line therapy in order to preserve kidney function,” stated Peter Greenleaf, President and Chief Executive Officer of Aurinia. “Additionally, we are excited about the positive results from our Phase 1 study of aritinercept, a dual inhibitor of B cell-activating factor (BAFF) and a proliferation-inducing ligand (APRIL) and look forward to initiating clinical studies in two autoimmune diseases by the end of this year.”
Webcast & Conference Call Details
A webcast and conference call will be hosted today, November 4, at 8:30 a.m. ET. The link to the audio webcast is available here. To join the conference call, please dial 877-407-9170/+1 201-493-6756. A replay of the webcast will be available on Aurinia’s website.
About Aurinia
Aurinia is a biopharmaceutical company focused on delivering therapies to people living with autoimmune diseases with high unmet medical needs. In January 2021, the Company introduced LUPKYNIS® (voclosporin), the first FDA-approved oral therapy for the treatment of adult patients with active lupus nephritis. Aurinia is also developing aritinercept, a dual inhibitor of B cell-activating factor (BAFF) and a proliferation-inducing ligand (APRIL) for the potential treatment of autoimmune diseases.
Forward-Looking Statements
This press release contains forward-looking information within the meaning of applicable Canadian securities law and forward-looking statements within the meaning of applicable U.S. securities law. We caution investors that forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and involve substantial risks and uncertainties that could cause the actual outcomes to differ materially from what we currently expect. These risks and uncertainties include, but are not limited to, those associated with: LUPKYNIS net product sales, the timing of clinical study results and other risks and uncertainties identified in our filings with the U.S. Securities and Exchange Commission. Forward-looking statements in this press release apply only as of the date made, and we undertake no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Additional information related to Aurinia, including a detailed list of the risks and uncertainties affecting Aurinia and its business, can be found in Aurinia’s most recent Annual Report on Form 10-K and its other public available filings available by accessing the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval (SEDAR) website at www.sedarplus.ca or the U.S. Securities and Exchange Commission’s Electronic Document Gathering and Retrieval System (EDGAR) website at www.sec.gov/edgar, and on Aurinia’s website at www.auriniapharma.com.
General Investor Inquiries
ir@auriniapharma.com

AURINIA PHARMACEUTICALS INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$73,189	$83,433
Short-term investments	278,619	275,043
Accounts receivable, net	30,728	36,544
Inventory, net	44,793	39,228
Prepaid expenses and deposits	11,107	11,219
Other current assets	301	1,129
Total current assets	438,737	446,596
Finance right-of-use lease assets	78,813	92,072
Intangible assets, net	3,901	4,355
Operating right-of-use lease assets	3,718	4,068
Property and equipment, net	2,266	2,731
Other noncurrent assets	93	823
Total assets	$527,528	$550,645

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,214	$5,187
Accrued expenses	49,536	64,971
Finance lease liabilities, current portion	16,309	14,046
Deferred revenue	4,602	11,002
Operating lease liabilities, current portion	1,057	1,026
Other current liabilities	2,502	1,531
Total current liabilities	76,220	97,763
Finance lease liabilities, less current portion	55,727	58,554
Deferred revenue, less current portion	12,249	1,699
Deferred compensation and other noncurrent liabilities	12,442	9,408
Operating lease liabilities, less current portion	5,119	5,743
Total liabilities	161,757	173,167
Shareholders' equity
Common shares - no par value, unlimited shares authorized, 131,841 and 140,883 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	1,116,797	1,187,696
Additional paid-in capital	109,885	126,999
Accumulated other comprehensive loss	(749)	(647)
Accumulated deficit	(860,162)	(936,570)
Total shareholders' equity	365,771	377,478
Total liabilities and shareholders' equity	$527,528	$550,645

AURINIA PHARMACEUTICALS INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue
Net product sales	$70,627	$55,503	$197,172	$158,604
License, collaboration and royalty revenue	2,841	12,268	8,769	16,662
Total revenue	73,468	67,771	205,941	175,266
Operating expenses
Cost of revenue	8,177	6,035	23,866	22,696
Selling, general and administrative	26,182	42,367	72,539	134,996
Research and development	8,435	3,047	21,610	12,678
Restructuring	—	—	1,647	7,755
Other expense, net	929	4,574	14,604	159
Total operating expenses	43,723	56,023	134,266	178,284
Income (loss) from operations	29,745	11,748	71,675	(3,018)
Interest income	3,316	4,267	10,075	12,982
Interest expense	(1,099)	(1,208)	(3,283)	(3,689)
Net income before income taxes	31,962	14,807	78,467	6,275
Income tax expense	411	457	2,059	1,952
Net income	$31,551	$14,350	$76,408	$4,323

Earnings per share
Basic	$0.24	$0.10	$0.57	$0.03
Diluted	$0.23	$0.10	$0.55	$0.03

Shares used in computing earnings per share
Basic	131,808	143,051	135,163	143,353
Diluted	136,008	145,651	138,959	145,010

AURINIA PHARMACEUTICALS INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income	$76,408	$4,323
Adjustments to reconcile net income to cash flows from operating activities:
Share-based compensation	7,950	22,650
Amortization and depreciation	14,585	14,583
Foreign exchange loss (gain) on revaluation of Monoplant finance lease liability	9,318	(718)
Net amortization of premiums and discounts on investments	(7,844)	(9,752)
Other, net	4,852	220
Net changes in operating assets and liabilities:
Accounts receivable, net	5,816	(12,394)
Inventory, net	(5,565)	991
Prepaid expenses and other current assets	940	(6,001)
Other noncurrent operating assets	730	(12)
Accounts payable	(2,973)	4,551
Accrued expenses and other liabilities	(17,777)	(4,139)
Deferred revenue	4,150	522
Lease liabilities	(600)	(550)
Cash flows from operating activities	89,990	14,274
Cash flows from investing activities:
Proceeds from the sale and maturities of investments	348,785	461,448
Purchases of investments	(344,618)	(461,140)
Purchases of property, equipment and intangible assets	(180)	(225)
Upfront lease payment	—	(44)
Cash flows from investing activities	3,987	39
Cash flows from financing activities:
Repurchase of common shares	(98,156)	(18,435)
Principal portion of finance lease payments	(9,649)	(8,959)
Proceeds from issuance of common shares from exercise of stock options and vesting of RSUs and performance awards	12,583	6,537
Proceeds from issuance of common shares under ESPP	401	703
Taxes paid related to net settlement of exercises of stock options and vesting of RSUs and performance awards	(9,400)	(5,892)
Cash flows from financing activities	(104,221)	(26,046)
Net decrease in cash, cash equivalents and restricted cash	(10,244)	(11,733)
Cash, cash equivalents and restricted cash, beginning of the period	83,433	48,875
Cash, cash equivalents and restricted cash, end of the period	$73,189	$37,142